                                                              ISIN: XS0066478800
                                                            COMMON CODE: 6647880
                                                                  (BEARER NOTES)
                                                              ISIN: XS0069763281
                                                            COMMON CODE: 6976328
                                                 (REGISTERED REGULATION S NOTES)

                             LETTER OF TRANSMITTAL
                                   TO TENDER
                 5 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2003
                                       OF
                          U.S. OFFICE PRODUCTS COMPANY
                       PURSUANT TO THE OFFER TO PURCHASE
                               DATED MAY 5, 1998

    THE OFFER WILL EXPIRE AT 3:00 P.M., LONDON TIME, ON WEDNESDAY, JUNE 3, 1998, UNLESS EXTENDED (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE").

                    THE TENDER AGENT FOR THE OFFER IS:
The Chase Manhattan Bank London     or              Chase Manhattan
            Office                               Bank Luxembourg S.A.
         Trinity Tower                              5, rue Plaetis
     9 Thomas More Street                          L-2338 Luxembourg
         London E1 9YT                        Attention: Veronique Cridel
   Attention: Kevin Rainbird                 Telephone: (352) 4626 85-284
 Telephone: +(44) 171 777 2000               Facsimile: (352) 4626 85-380
 Facsimile: +(44) 171 777 5410
              or
      +(44) 171 777 5420

    DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

    HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE THE OFFER CONSIDERATION PURSUANT TO THE OFFER MUST VALIDLY TENDER (OR RE-TENDER IF SUCH HOLDERS HAVE PREVIOUSLY WITHDRAWN) THEIR NOTES TO THE TENDER AGENT PRIOR TO THE EXPIRATION DATE. TENDERS MAY NOT BE WITHDRAWN AT ANY TIME FOLLOWING THE EXPIRATION DATE, SUBJECT TO LIMITED EXCEPTIONS.

    This Letter of Transmittal should be used only to tender the Notes held in bearer form or held in the form of Registered Regulation S Notes as described in the Offer to Purchase of U.S. Office Products Company, dated May 5, 1998 (as the same may be amended or supplemented from time to time, the "Offer to Purchase" and together with this Letter of Transmittal, the "Offer").

    This Letter of Transmittal is to be used (i) if Notes held in definitive form are to be physically delivered to the Tender Agent or (ii) if Notes held in definitive form are to be tendered in accordance with the guaranteed delivery procedures set forth in the Offer to Purchase under the caption "Procedures for Tendering Notes--Guaranteed Delivery."

    The Offer is not being made, directly or indirectly, in or into, or by use of the mails of, or by any means or instrumentality (including, without limitation, facsimile transmissions, telex and telephone) of interstate or foreign commerce of, or of any facility of a national securities exchange of, the United States and tenders cannot be made by any such use, means or instrumentality or from within the United States.

    Accordingly, copies of the Offer to Purchase, this Letter of Transmittal and any related documents are not being and must not be mailed or otherwise distributed or sent in or into the United States, including to Holders with addresses in the United States. Persons receiving such documents (including, without limitation, custodians, nominees and trustees) should not distribute or send them in, into or from the United States or use such mails or any such means or instrumentality in connection with the Offer, and so doing will render invalid any related purported acceptance of the Offer. Persons wishing to tender their Notes should not use such mails or any means, instrumentality or facility for any purpose directly or indirectly relating to acceptance of the Offer. Envelopes containing Letters of Transmittal should not be postmarked in the United States or otherwise dispatched from the United States and all tendering Holders must provide addresses outside the United States for the receipt of payment in respect of the Offer or the return of Notes.

    Holders whose Notes are not available or who cannot deliver their Notes and all other documents required hereby to the Tender Agent prior to, or on, the Expiration Date may nevertheless tender their Notes in accordance with the guaranteed delivery procedures set forth in the Offer to Purchase under the caption "Procedures for Tendering Notes--Tendering Notes--Guaranteed Delivery." See Instruction 1 herein.

    DELIVERY OF DOCUMENTS TO EUROCLEAR OR CEDEL, THE COMPANY OR THE DEALER MANAGER DOES NOT CONSTITUTE DELIVERY TO THE TENDER AGENT.

    THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF NOTES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

    Holders who wish to tender their Notes must complete the box below entitled "Method of Delivery," complete the box entitled "Description of Notes Tendered" and sign in the appropriate box below. Holders who complete this Letter of Transmittal will be deemed to have tendered all Notes listed in the box.

    In the case of Registered Regulation S Notes, only registered Holders of such Notes are entitled to receive the Offer Consideration with respect to the Notes pursuant to the Offer.

    All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

METHOD OF DELIVERY

/ /  CHECK HERE IF CERTIFICATES FOR TENDERED NOTES ARE ENCLOSED HEREWITH.

/ / CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE TENDER AGENT AND COMPLETE THE
     FOLLOWING:

     Name(s) of Owner(s)**: ____________________________________________________

     Window Ticket Number (if any): ____________________________________________

     Date of Execution of Notice of Guaranteed Delivery: _______________________

     Name of Eligible Institution which Guaranteed Delivery: ___________________

                         DESCRIPTION OF NOTES TENDERED*

Name of Holder(s)**:

________________________________________________________________________________

Aggregate Principal Amount of Notes Tendered**: $_______________________________

________________________________________________________________________________

If definitive certificates are being tendered, please confirm that all relevant unmatured coupons are attached to the Notes ... Yes/No

* Completion of this Letter of Transmittal will constitute the tender of all Notes delivered.

** In the case of Registered Regulation S Notes, the tendering holder must be the registered holder of such Notes.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

    By execution hereof, the undersigned hereby acknowledges receipt of the Offer to Purchase dated May 5, 1998 (as the same may be supplemented or amended from time to time, the "Offer to Purchase") of U.S. Office Products Company (the "Company") and this Letter of Transmittal and instructions hereto (as the same may be supplemented or amended from time to time, the "Letter of Transmittal," which, together with the Offer to Purchase, constitutes the "Offer") relating to the Company's offer to purchase all of its outstanding 5 1/2% Convertible Subordinated Notes due 2003 (the "Notes") held in bearer form or held in the form of Registered Regulation S Notes (as defined in Offer to Purchase) upon the terms and subject to the conditions set forth in the Offer.

    Upon the terms and subject to the conditions of the Offer as set forth in the Offer, the undersigned hereby tenders to the Company the principal amount of Notes indicated above.

    Subject to, and effective upon, the acceptance for payment of the principal amount of Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a Holder of, all Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Tender Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Tender Agent also acts as the agent of the Company) with respect to such Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver such Notes, to or upon the order of the Company, (b) present such Notes for transfer and (c) receive all benefits and otherwise all rights of beneficial ownership of such Notes, all in accordance with the terms of the Offer as described in the Offer to Purchase.

    The undersigned understands that tenders of Notes may be withdrawn by written notice of withdrawal received by the Tender Agent at any time on or prior to the Expiration Date. In the event of a termination of the Offer, the Notes tendered pursuant to the Offer will be returned to the tendering Holders promptly. Tenders of Notes (or any portion of such Notes in authorized denominations) may be withdrawn at any time on or prior to the Expiration Date and, unless accepted by the Company, may be withdrawn at any time after 40 business days after the date of this Offer to Purchase. If, prior to the Expiration Date, the Company reduces (i) the principal amount of Notes subject to the Offer or (ii) the Purchase Price, then previously tendered Notes may be validly withdrawn until the expiration of ten business days after the date that notice of either such reduction is first published, given or sent to Holders by the Company. If the Company makes a material change in the terms of the Offer, the Company will disseminate additional Offer materials regarding such change and will extend the Offer, in each case to the extent required by applicable law.

    The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Notes tendered hereby, and that when such Notes are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that none of such Notes will be subject to any adverse claim or right. The undersigned, upon request, will execute and deliver all additional documents deemed by the Tender Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby.

    The undersigned understands that tenders of Notes pursuant to any of the procedures described in the Offer to Purchase under the caption "Procedures for Tendering Notes" and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Offer. The Company's acceptance of such Notes for payment will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer. For purposes of the Offer, the undersigned understands that validly tendered Notes (or defectively tendered Notes with respect to which the Company has waived such defect) will be deemed to have been accepted by the Company if, as and when the Company gives oral or written notice thereof to the Tender Agent.

    All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

    The undersigned understands that the delivery and surrender of any Notes is not effective, and the risk of loss of the Notes does not pass to the Tender Agent, until receipt by the Tender Agent of this Letter of Transmittal (or a manually signed facsimile hereof), properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company. All questions as to the form of all documents and the validity (including the time of receipt) and acceptance of tenders and withdrawals of Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

    Unless otherwise indicated herein in the box entitled "Special Payment Instructions," please issue the check for the Offer Consideration with respect to Notes accepted for payment and return any certificates or Notes not tendered or accepted for payment, in the name(s) of the Holder(s) appearing above under "Description of Notes Tendered" with the Offer Consideration in respect of Notes accepted for payment, and return any certificates for Notes not tendered or not accepted for payment, in the name(s) of the holder(s) appearing above under "Description of Notes Tendered." Similarly, unless otherwise indicated herein in the box entitled "Special Delivery Instructions," please mail the check for the Offer Consideration with respect to Notes accepted for payment, together with any certificates for Notes not tendered or not accepted for payment (and any accompanying documents, as appropriate) to the address(es) of the Holder(s) appearing above under "Description of Notes Tendered." If both the "Special Payment Instructions" box and the "Special Delivery Instructions" box are completed, please issue the check for the Offer Consideration with respect to any Notes accepted for payment, and return any certificates for Notes not tendered or not accepted for payment, in the name(s) of, and mail the check and any such certificates to, the person(s) at the address(es) so indicated. The undersigned recognizes that the Company has no obligation pursuant to the "Special Payment Instructions" box or "Special Delivery Instructions" box provisions of this Letter of Transmittal to transfer any Note from the name of the holder(s) thereof if the Company does not accept for payment any of the principal amount of such Note.

                          SPECIAL PAYMENT INSTRUCTIONS
                         (SEE INSTRUCTIONS 4, 5 AND 6)

 To be completed ONLY if certificates for Notes in a principal amount not tendered or not accepted for payment and/or the check for the Offer Consideration are to be issued in the name of someone other than the undersigned.

 Issue Check and/or Notes to:

 Name:_________________________________________________________________________
     (Please print)

 Address:______________________________________________________________________

 ______________________________________________________________________________

 ______________________________________________________________________________

--------------------------------------------------------------------------------

                         SPECIAL DELIVERY INSTRUCTIONS
                         (SEE INSTRUCTIONS 4, 5, AND 6)

      To be completed ONLY if certificates for Notes in a principal amount not tendered or not accepted for payment and/or the check for the Offer Consideration are to be sent to someone other than the undersigned at an address other than that shown above.

  Deliver Check and/or Notes to:

  Name: ______________________________________________________________________
           (Please print)

  Address: ___________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SIGN HERE
                       (TO BE COMPLETED BY ALL TENDERING
                               HOLDERS OF NOTES)

  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________
              (Signature(s) of Holder(s) or Authorized Signatory)

  Dated: _________________ , 1998

      Must be signed by the registered holder(s) of Registered Regulation S Notes exactly as their name(s) appear(s) on certificate(s) for the Notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 4 herein.

  Name(s): ___________________________________________________________________

  ____________________________________________________________________________
                                 Please Print)

  Capacity (full title): _____________________________________________________

  Address: ___________________________________________________________________

  ____________________________________________________________________________
                            (Including Postal Code)

  Area Code and Telephone No.: (   ) _________________________________________
--------------------------------------------------------------------------------

                                  INSTRUCTIONS

                    FORMING PART OF THE TERMS AND CONDITIONS
                                  OF THE OFFER

    1. DELIVERY OF LETTER OF TRANSMITTAL AND NOTES; GUARANTEED DELIVERY PROCEDURES. This Letter of Transmittal is to be completed by Holders if (i) certificates representing Notes are to be physically delivered to the Tender Agent herewith by such Holders or (ii) tender of Notes is to be made according to the guaranteed delivery procedures set forth under the caption "Procedures for Tendering Notes-- Tendering Notes--Guaranteed Delivery" in the Offer to Purchase; and, in each case, instructions are not being transmitted through Euroclear or Cedel. All physically delivered Notes, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by this Letter of Transmittal must be received by the Tender Agent at its address set forth herein prior to the Expiration Date or the tendering Holder must comply with the guaranteed delivery procedures set forth below. Delivery of documents to the Company or the Dealer Manager does not constitute delivery to the Tender Agent.

    If a Holder desires to tender Notes pursuant to the Offer and time will not permit this Letter of Transmittal, certificates representing such Notes and all other required documents to reach the Tender Agent on or prior to the Expiration Date, then such Holder must tender such Notes pursuant to the guaranteed delivery procedures set forth under the caption "Procedures for Tendering Notes--Tendering Notes--Guaranteed Delivery" in the Offer to Purchase. Pursuant to such procedures, (i) such tender must be made by or through a Euroclear or Cedel participant, (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company, must be received by the Tender Agent, either by hand delivery, mail, telegram or facsimile transmission prior to the Expiration Date, and (iii) the certificates for all tendered Notes, in proper form for transfer together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by this Letter of Transmittal must be received by the Tender Agent within three business days after the date of the execution of such Notice of Guaranteed Delivery.

    THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE NOTES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed for such documents to reach the Tender Agent. Except as otherwise provided in this Instruction 1, delivery will be deemed made only when actually received by the Tender Agent.

    No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Notes for payment.

    If Holders wish to tender less than the entire principal amount evidenced by any Note submitted, such Holders must fill in the principal amount that is to be tendered in the column entitled "Principal Amount of Notes Tendered," but only in an authorized denomination of Notes. In the case of a partial tender of Notes, as soon as practicable after the Expiration Date, new certificates for the remainder of the Notes that were evidenced by such Holder's old certificates will be sent to such Holder, unless otherwise provided in the appropriate box on this Letter of Transmittal. The entire amount that is represented by Notes delivered to the Tender Agent will be deemed to have been tendered, unless otherwise indicated.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance, withdrawal and revocation of tendered Notes will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders and withdrawals of Notes that are not in proper form or the acceptance of which would, in the opinion of the Company or counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of a tender as to particular Notes. The Company's interpretation of the terms and conditions of the Offer (including the instructions in this Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders and withdrawals of Notes must be cured within such time as the Company shall determine. Tenders and withdrawals of Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Notes received by the Tender Agent that are not properly tendered or delivered and to which the irregularities have not been cured or waived will be returned by the Tender Agent to the tendering Holder unless otherwise provided in this Letter of Transmittal as soon as practicable following the Expiration Date.

    None of the Company, the Tender Agent the Dealer Manager, the Trustee or any other person shall be obligated to give notification of defects or irregularities in any tender or withdrawal or shall incur any liability for failure to give any such notification.

    2. INADEQUATE SPACE. If the space provided herein under "Description of Notes Tendered " is inadequate, the certificate numbers of the Notes and the principal amount of Notes tendered should be listed on a separate schedule and attached hereto.

    3. WITHDRAWAL OF TENDERS. Tenders of Notes (or any portion of such Notes in authorized denominations) may be withdrawn at any time on or prior to the Expiration Date and, unless accepted by the Company, may be withdrawn at any time after 40 business days after the date of the Offer to Purchase.

    For a withdrawal of a tender of Notes to be effective, a written, telegraphic, or facsimile transmission notice of withdrawal (or, if Notes are held through Euroclear or Cedel, via the procedures of Euroclear or Cedel, as the case may be) must be received by the Tender Agent on or prior to the Expiration Date (or such later date as may be permitted by the preceding paragraph) at its address set forth on the back cover of the Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the Notes to be withdrawn, that such person is withdrawing his or her election to tender such Notes, and the aggregate principal amount of the Notes to be withdrawn. If Notes in definitive form have been delivered or otherwise identified to the Tender Agent, then prior to the physical release of such Notes, the tendering Holder must submit the serial numbers shown on the particular Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by a participant in Euroclear or Cedel. Withdrawals of tenders of Notes may not be rescinded. Notes properly withdrawn will not be deemed validly tendered for purposes of the Offer, but may be tendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "Procedures for Tendering Notes."

    All questions as to the validity (including time of receipt) of notices of withdrawal will be determined by the Company, in the Company's sole discretion (whose determination shall be final and binding). No withdrawal of Notes will be deemed to have been properly made until all defects or irregularities have been cured or expressly waived. None of the Company, the Tender Agent, the Dealer Manager, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal, or incur any liability for failure to give any such notification.

    Withdrawal of Notes can only be accomplished in accordance with the foregoing procedures.

    4. SIGNATURES ON LETTER OF TRANSMITTAL; BOND POWERS AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered Holder(s) of the Registered Regulation S Notes tendered hereby, the signature(s) must correspond to the name(s) as written on the face of the Notes without alteration, enlargement or any other change whatsoever. If any Notes tendered hereby are owned by two or more persons, all such persons must sign this Letter of Transmittal.

    If this Letter of Transmittal is signed by the registered Holder of Registered Regulation S Notes tendered hereby, no endorsements of such Notes or separate bond powers are required, unless payment is to be made to, or Notes not tendered or not accepted for payment are to be issued in the name of, a person other than the registered Holder(s), in which case the Notes tendered hereby must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name(s) of the registered Holders(s) appear(s) on such Notes.

    If this Letter of Transmittal or any Notes or bond powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person's authority so to act must be submitted with this Letter of Transmittal.

    5. TRANSFER TAXES. Except as set forth in this Instruction 5, the Company will pay all transfer taxes, if any, applicable to the purchase of Notes pursuant to the Offer. If, however, Registered Regulation S Notes for principal amounts not accepted for tender are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the Notes, or if tendered Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the purchase of Notes pursuant to the Offer, then the amount of any such transfer tax (whether imposed on the Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such tax or exemption therefrom is not submitted, then the amount of such transfer tax will be deducted from the Offer Consideration otherwise payable to such tendering Holder.

    6. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If a check for the payment of the Offer Consideration with respect to any Notes tendered hereby is to be issued or if Registered Regulation S Notes not tendered or not accepted for payment are to be issued, in the name of a person other than the person(s) signing this Letter of Transmittal, or if such check or any such Note is to be sent to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal but at an address other than that shown in the box entitled "Description of Notes Tendered," the appropriate boxes in this Letter of Transmittal must be completed. If no such instruction is given, the Offer Consideration and/or Notes not accepted for payment or not tendered, as the case may be, will be sent to the person signing this Letter of Transmittal.

    7. CONFLICTS. In the event of any conflict between the terms of the Offer to Purchase and the terms of this Letter of Transmittal, the terms of the Offer to Purchase will control.

    8. WAIVER OF CONDITIONS. The Company reserves the absolute right, subject to applicable law, to amend in any respect or waive any of the specified conditions in the Offer in the case of any particular Note tendered.

    9. MUTILATED, LOST, STOLEN OR DESTROYED NOTES. If a Holder desires to tender Notes held in definitive form pursuant to the Offer, but any such Note has been mutilated, lost, stolen or destroyed, such Holder should write to or telephone the Trustee, at the address listed below, concerning the procedures for obtaining replacement certificates for such Note, arranging for indemnification or any other matter that requires handling by the Trustee:

The Chase Manhattan Bank
450 West 33rd Street
15th Floor
New York, New York 10001
U.S.A.

Attention: Karen Vera

    10. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering, as well as requests for additional copies of the Offer to Purchase and the related Letter of Transmittal, may be directed to the Tender Agent or Dealer Manager at its telephone number set forth on the back cover page of this Letter of Transmittal or such Holder's broker, dealer, commercial bank or trust company or nominee for assistance concerning the Offer.

                      THE DEALER MANAGER FOR THE OFFER IS:

                  BA Robertson Stephens International Limited
                                 105 Piccadilly
                                 London W1V 9FN
                         Attention: Lars-Chrishan Brask
                               +(44) 171 518 7100